Exhibit 10.7.1

EXHIBIT A

LEGAL DESCRIPTION

TRACT I: Being all of that certain 17.676 acre tract of land, more or less, the same being all of Lot 1, Block “A”, OAK HILL TECHNOLOGY PARK SUBDIVISION SECTION IV, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 200300035 of the Official Public Records of Travis County, Texas.

TRACT 2: Being all of that certain 4.678 acre tract of land, more or less, the same being all of Lot 1, Block “A”, OAK HILL TECHNOLOGY PARK SUBDIVISION SECTION III, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 200300034 of the Official Public Records of Travis County, Texas.

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EXHIBIT B

BILL OF SALE ASSIGNMENT AND ASSUMPTION

(Parkway at Oak Hill)

THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION is made as of the              day of                     ,             , by and between                     , a                      (“Assignor”), and                     , a                      (“Assigned”).

W I T N E S S E T H:

For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.      Assignor hereby sells, transfers, assigns ad conveys to Assignee the following:

a.      All right, title and interest of Assignor in and to all tangible personal property (“Personality”) set forth in the inventory on Exhibit A attached hereto and made a part hereof, and located on, and used in connection with the management, maintenance or operation of that certain land and improvements located in the County of                     , State of                     , as more particularly described to Exhibit B attached hereto and made a part hereof (“Real Property”), but excluding tangible personal property owned or leased by Assignor’s property manager or the tenants of the Real Property under the Tenant Leases (as defined below).

b.      All right, title and interest of Assignor in and to those certain leases described on Exhibit C attached hereto and made a part hereof (the “Tenant Leases”), relating to the leasing of space in the Real Property and all of the rights, interests, benefits and privileges of the lessor thereunder, and to the extent Assignee has not received a credit  ☐ therefore under the Purchase Agreement (as defined below), all prepaid rents and security and other deposits held by Assignor under the Tenant Leases and not credited or returned to tenants, but subject to all terms, conditions, reservations and limitations set forth in the Tenant Leases.

c.      To the extent assignable, all right, title and interest of Assignor in and to those certain contracts set forth on Exhibit D attached hereto and made a part hereof, and all warranties, guaranties, indemnities and claims (including, without limitation, for workmanship, materials and performance) and which exist or may hereafter exist against any contractor, subcontractor, manufacturer or supplier or laborer or other services relating thereto (collectively, the “Contracts”).

d.      All right, title and interest of Assignor in and to those agreements set forth on Exhibit B attached hereto and made a part hereof (the “License Agreement”).

2.      This Bill of Sale, Assignment and Assumption is given pursuant to that certain Agreement of Purchase and Sale (as amended, the “Purchase Agreement”) dated as of                             , between Assignor and Assignee, providing for, among other things, the conveyance of the Personality, the Tenant Leases and the Contracts.

2

3.      As set forth in Article 11 of the Purchase Agreement, which is hereby incorporated by reference as if herein set out in full and except as set forth herein, the property conveyed hereunder is conveyed by Assignor and accepted by Assignee AS IS, WHERE IS, AND WITHOUT ANY WARRANTIES OF WHATSOEVER NATURE, EXPRESS OR IMPLIED, EXCEPT AS EXPRESSLY SET FORTH IN SECTION 9.1 OF THE PURCHASE AGREEMENT, IT BEING THE INTENTION OF ASSIGNOR AND ASSIGNEE EXPRESSLY TO NEGATE AND EXCLUDE ALL WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISES OR BY ANY DESCRIPTION OF THE PROPERTY CONVEYED HEREUNDER, OR BY ANY SAMPLE OR MODEL THEREOF, AND ALL OTHER WARRANTIES WHATSOEVER CONTAINED IN OR CREATED BY THE TEXAS UNIFORM COMMERCIAL CODE.

4.      Assignee hereby accepts the assignment of the Personality, the Tenant Leases, the Contracts and the License Agreements and agrees to assume and discharge, in accordance with the terms thereof, all of the obligations thereunder from and after the date hereof. Additionally, but without limiting the generality of the foregoing, Assignee agrees to assume and discharge all leasing commissions, costs for tenant improvements, legal fees and other costs and expenses incurred with respect to Leases and License Agreements and License Agreement renewals and extensions executed subsequent to the Effective Date of the Agreement.

5.      Assignee agrees to indemnify and hold harmless Assignor from any cost, liability, damage or expense (including attorneys’ fees) arising out of or relating to Assignee’s failure to perform any of the foregoing obligations arising from and accruing on or after the date hereof.

6.      Assignor agrees to indemnify and hold harmless Assignee from any cost, liability, damage or expense (including attorneys’ fees) arising out of or relating to Assignor’s failure to perform any of the obligations of Assignor under the Tenant Leases, Contracts or License Agreements, to the extent accruing prior to the date hereof and during the period of Assignor’s ownership of the Real Property.

7.      This Bill of Sale, Assignment and Assumption may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[Signatures Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale, Assignment and Assumption as of the date first above written.

ASSIGNOR:
,
a

By:
Name:
Title:

ASSIGNEE:
,
a

By:
Name:
Title:

Exhibit A	Personalty
Exhibit B	Real Property
Exhibit C	Tenant Leases
Exhibit D	Contracts
Exhibit E	License Agreements

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EXHIBIT C

ERISA LETTER

                                             ,

Re:	Acquisition of [Property] in [City, State]

Ladies and Gentlemen:

The undersigned represents to you that [Purchaser], or any affiliates thereof, or any firm, person or entity providing financing for the purchase of the entire interest of                                  in the above-described property (the “Property”) are not using the assets of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and covered under Title I, Part 4 of the ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, in the performance or discharge of its obligations under that certain Agreement of Purchase and Sale dated                             ,             , with respect to the Property by and between             , as Seller, and the undersigned, as Purchaser, including the acquisition of the Property.

Very truly yours,

,

a

By:
Name:
Title:

EXHIBIT D

NOTICE TO TENANTS

                                             ,

Dear Tenant:

You are hereby notified that              (“Seller”), the current owner of [Property] in [City, State] (the “Property”) and the current owner of the landlord’s interest in your lease in the Property, has sold the Property to                      (“New Owner”), as of the above date. In connection with such sale, Seller has assigned and transferred its interest in your lease and any to the security deposits thereunder in an amount of $                     to New Owner, and New Owner has assumed and agreed to perform all of the landlord’s obligations under your lease (including any obligations set forth in your lease to repay or account for any security deposits thereunder) from and after such date.

Accordingly, (a) all your obligations under the lease from and after the date hereof, including your obligation to pay rent, shall be performable to and for the benefit of New Owner, its successors and assigns, and (b) all the obligations of the landlord under the lease, including any obligations to repay or account for any security deposits hereunder, shall be the binding obligation of New Owner and its successors and assigns. Unless and until you are otherwise notified in writing by New Owner, the address of New Owner for all purposes under your lease is:

Very truly yours,

SELLER:
,
a

By:
Name:
Title:

NEW OWNER:
,
a

By:
Name:
Title:

EXHIBIT E

MANDATORY ARBITRATION

The parties have agreed to submit certain disputes to mandatory arbitration in accordance with the following provisions:

Scope of Arbitration. The parties to this Agreement have agreed to submit all disputes with an amount in controversy of $250,000.00 or less to final and binding arbitration as the sole and exclusive remedy for all claims for damages arising out of, involving, or relating to (a) this Agreement or (b) the events giving rise to this Agreement, including all non-contractual claims for damages related to this Agreement or the events giving rise to it (including claims for fraudulent inducement of contract). Notwithstanding the foregoing, the dispute resolution procedure set forth below shall not apply to (i) claims for injunctive or other equitable relief, or (ii) any claims for damages exceeding $250,000.00. The parties agree that two (2) sets of rules will apply, depending on the amount in controversy. If the amount in controversy is equal to or less than $50,000.00, then SET A (as set forth below) will apply. If the amount in controversy is greater than $50,000.00 and less than or equal to $250,000.00, then SET B will apply. The amount in controversy is calculated using the amount of actual damages alleged by the Claiming Party (defined below), exclusive of interest and attorney’s fees. The dispute resolution procedure set forth below does not independently give rise to any right or remedy. The procedure is intended to be applied to rights or remedies expressly granted in other sections of this Agreement.

Notice of Dispute. Any party shall give the other parties written notice of the existence and nature of any proposed to be arbitrated (the “Written Notice”). The Written Notice must be served on the other parties as required below. The party serving Written Notice shall be referred to as the “Claiming Party.” The party to whom the claims are directed shall be referred to as the “Responding Party.”

Appointment of Arbitrators.

SET A: The parties agree that these disputes will be arbitrated by a single arbitrator who is a board certified or licensed real estate attorney in the state in which the Property is located. The parties shall attempt to agree upon an arbitrator within ten (10) days of the service of the Written Notice. If the parties are unable to agree, then the arbitrator shall be appointed from, and pursuant to the rules for commercial arbitration of, the American Arbitration Association. Prior to appointment, the arbitrator shall agree to conduct such arbitration in strict accordance with the terms of this agreement.

SET B: The parties agrees that these disputes will be arbitrated by a panel of three (3) arbitrators. Each party shall appoint one person to serve as an arbitrator within fifteen (15) days of receipt of the Written Notice. The two (2) arbitrators thus appointed shall within seven (7) days of their appointment together select a third arbitrator with such knowledge and expertise as necessary to serve as chairman of the panel of arbitrators (preferably a board certified or licensed real estate attorney in the state in which the Property is located), and this person shall serve as chairman. The three arbitrators shall determine all matters, including the panel’s final decision with respect to the claims presented in the arbitration, by majority vote. If the two arbitrators selected by the parties are unable to agree upon the appointment of the third arbitrator within seven (7) days of their appointment, both shall give written notice of such failure to agree to the parties, and if the parties fail to agree upon the selection of such third arbitrator within five (5) days thereafter, such third arbitrator shall be appointed from, and pursuant to the rules for commercial arbitration of, the American Arbitration Association. Prior to appointment, each arbitrator shall agree to conduct such arbitration in strict accordance with the terms of this Agreement.

Initial Meeting of the Arbitrators. Within seven (7) days after the selection of the last arbitrator (SET A: the arbitrator; SET B: the third arbitrator), the arbitrator(s) shall conduct an initial meeting with the parties (the “Initial Meeting”). All meetings between the arbitrators, or between the arbitrator(s) and the parties, including the Initial Meeting, may be conducted by telephone, with the exception of the arbitration hearing at which evidence is presented. At the Initial Meeting, the parties and the arbitrator(s) shall agree upon a schedule for the arbitration proceedings, with dates no later than the deadlines provided below. The statement of claim, the response to the statement of claim and counterclaims (if any), and the response to the counterclaims (if any) (collectively, the “Pleadings”) shall be submitted to each arbitrator on the date they are served, unless service occurs prior to appointment of any of the arbitrators, copies of any such Pleadings shall be submitted to such arbitrator promptly after such arbitrator’s appointment.

Conduct of the Arbitration.

SET A: With respect to each dispute to be arbitrated, no more than six (6) months shall pass between the selection of the arbitrator and the release of a decision by the arbitrator; no more than two (2) depositions (lasting in total for both depositions no more than 15 hours) may be taken by each of the Claiming Party or the Responding Party, and more than ten (10) interrogatories may be asked for by each of the Claiming Party or the Responding Party. The arbitration hearing shall last no more than two (2) days with the time divided equally between the parties. All proceedings, including discovery, depositions, and the arbitration hearings shall be governed by the Federal Rules of Civil Procedure and the Local Rules of Civil Procedure of the United States District Court for the district in which the Property is located, unless such rules conflict with the provisions of this Agreement, in which case the provisions of this Agreement control; provided, however, that the parties agree that the provisions of Federal Rule of Civil Procedure 26(a) shall not apply.

SET B: With respect to each dispute to be arbitrated, no more than eleven (11) months shall pass between the selection of the third arbitrator and the release of a decision by the arbitration panel; no more than eight (8) depositions (lasting in total for all eight depositions no more than 50 hours) may be taken by each of the Claiming Party or the Responding Party, and more than thirty (30) interrogatories may be asked for by each of the Claiming Party or the Responding Party. The arbitration hearing shall last no more than five (5) days with the time divided equally between the parties. All proceedings, including discovery, depositions, and the arbitration hearings shall be governed by the Federal Rules of Civil Procedure and the Local Rules of Civil Procedure of the United States District Court for the district in which the Property is located, unless such rules conflict with the provisions of this Agreement, in which case the provisions of this Agreement control; provided, however, that the parties agree that the provisions of Federal Rule of Civil Procedure 26(a) shall not apply.

Motions. The parties may make applications to the panel of arbitrator(s) regarding issues of discovery, procedure and privilege. Any such motions shall be made to and resolved by the arbitrator(s) as soon as practicable. No party shall be permitted to file any motions for dismissal of claims (including dismissal based upon failure to join an indispensable party), or for summary judgment, concerning the claims or counterclaims asserted in any arbitration.

Schedule of Arbitration Proceedings.

SET A: At the Initial Meeting, the parties and the arbitrator shall agree to a schedule that conforms with the following deadlines:

Event	Deadline Not Later Than
Service of statement of claim by Claiming Party	15 days after service of Written Notice

Service of response to statement of claim and counterclaims, if any, by Responding Party	21 days after service of statement of claim

Service of response to counterclaims, if any, by the Claiming Party	7 days after service of counterclaims, if any

Commencement of document discovery	1 day after service of response to statement of claim

Commencement of deposition discovery	45 days after service of statement of claim

Completion of all discovery	100 days after service of statement of claim

Commencement of the arbitration hearing	21 days after the completion of discovery

Issuance of decision by the arbitrator(s)

14 days after receipt of the last hearing transcript by the arbitrator(s). [All sessions of the arbitration hearings shall be promptly transcribed and transcripts shall be promptly provided to the parties and the arbitrator(s).]

SET B: At the Initial Meeting, the parties and the arbitrators shall agree to a schedule that conforms with the following deadlines:

Event	Deadline Not Later Than
Service of statement of claim by Claiming Party	15 days after service of Written Notice

Service of response to statement of claim and counterclaims, if any, by Responding Party	21 days after service of statement of claim

Service of response to counterclaims, if any, by the Claiming Party	7 days after service of counterclaims, if any

Commencement of document discovery	1 day after service of response of statement of claim

Commencement of deposition discovery	75 days after service of statement of claim

Completion of all discovery	200 days after service of statement of claim

Commencement of the arbitration hearing	30 days after the completion of discovery

Issuance of decision by the arbitrator(s)

14 days after receipt of the last hearing transcript by the arbitrator(s). [All sessions of the arbitration hearings shall be promptly transcribed and transcripts shall be promptly provided to the parties and the arbitrator(s).]

Extensions of Time. The parties may jointly agree, in writing, to extend any of the foregoing deadlines.

Decision Binding on the Parties. Unless the parties agree otherwise in writing, the arbitrator(s)’ decision shall become binding on the parties at such time as the decision is confirmed by order of a court in the jurisdiction where the Property is located. The parties irrevocably and unconditionally submit to the jurisdiction of such court for any and all proceedings relating to such confirmation. Any award ordered shall be paid within ten (10) days of confirmation of the arbitrator(s)’ decision.

Cost of Arbitration Proceeding. Except as specifically provided, the costs incurred by the parties in conjunction with an arbitration proceeding pursuant to this Agreement, including reasonable attorney’s fees, fees paid to experts, and fees for obtaining transcripts shall be paid or reimbursed in accordance with the provisions of Section 10.3 of the Agreement. In the event that the arbitrators determine that no party is entitled to indemnification by any other party, then (a) each party shall pay its own expenses, including attorney’s fees, fees paid to experts, fees for obtaining transcripts, expenses of witnesses called solely by that party, and all fees charged by the arbitrator appointed by such party and (b) the parties shall each pay fifty percent of all remaining expenses of the arbitration proceeding.

Service of Documents. Any process, notice, memorandum, motion, demand, or other paper or communication, or application to the panel of arbitrators shall be deemed to have been sufficiently served or submitted if done in accordance with Section 12.9 of this Agreement, except that service by facsimile shall not suffice for purposes of this Exhibit E.

Schedule 2.1.3

Schedule of Tangible Personal Property

9	Austin Bench
	Bench Style:	Backed
	Insert:	Wood
	Wood Selection:	Ipe no finish (exterior use only)
	Mounting:	Freestanding/Surface Mount
	Powdercoat Color:	Silver

6	Chase Park Litter
	Style:	Side Opening, 36 gal. capacity
	Options:	Sand Pan
	Powdercoat Color:	Silver
	Standard Features:	Black Polyethylene Liner

4	Tables
	Top Style:	Catena Top
	Size:	36” Dia.
	Umbrella Hole:	No
	Support/Mounting:	Catena - Freestanding
	Table Top Color:	Silver
	Support Color:	Silver

8	Tables:
	Top Style:	Catena Top
	Size:	36” Dia.
	Umbrella Hole:	Yes
	Support/Mounting:	Catena - Freestanding
	Table Top Color:	Silver
	Support Color:	Silver

4	Equinox Umbrella
	Style:	Plain Edge cover
	Fabric Color:	Oyster
	Powdercoat Color:	Silver
	Mounting:	Table Mount
	Standard Features:	1 1/2" diameter pole
	Standard Fabric:	Sunbrella® marine-grade fabric w/ stain resistance

36	Verona Chair
	Style:	Grid
	Arm Option:	Yes
	Powdercoat Color:	Silver
	Standard Features:	Stackable

Schedule 9.1.4

Schedule of Service Contracts and License Agreements

See Attached

Service Contracts

Parkway @ Oak Hill (PKWY, LLC)

Contractor	Service Provided	*Expiration Date	Termination Language	Payment	# of Payments per Year	Annual Cost
ABC Pest Control	Quarterly Pest Control	7/14/2009	30 days	$194.86	4	$779.44
ABC Pest Control	Monthly Rodent Baiting	7/14/2009	30 days	$92.01	12	$1,104.12
Benchmark Landscapes	Monthly Landscape Maintenance	7/14/2009	30 days	$1,909.53	12	$22,914.36
Clean-TX Building Services	Day Porter Services (6 hours/week)	7/14/2009	30 days	$350.73	12	$4,208.76
Executive Security	Security Patrol (7 days/week)	7/14/2009	30 days	$423.26	12	$5,079.12
Northstar Fire Alarm & Suppression	Fire Alarm Monitoring (billed quarterly)	7/14/2009	30 days	$194.86	4	$779.44
Sweep Across Texas	Parking Lot Sweeping	7/14/2009	30 days	$162.38	12	$1,948.56
ThyssenKrupp Elevator (maintenance)	Elevator Maintenance	7/4/2009	30 days	$866.00	4	$3,464.00
ThyssenKrupp Elevator (monitoring)	Elevator Phone Monitoring	7/4/2009	30 days	$32.48	12	$389.76
Aquatic Features, inc.	Pond/Fountain Maintenance	7/31/2009	30 days	$703.63	12	$8,443.50

*

Expiration Date - NOTE: Section 31 states “....Owner may elect by giving written notice to Contractor, to terminate this Agreement effective as of the date that such sale is completed or effective as of the date that Agent ceases to be the representative of Owner, in which event this Agreement shall, except as otherwise provided herein, be of no further force or effect.”

Schedule 9.1.5

Governmental Notices

(None)

EXHIBIT A

See attached

ESTOPPEL WITH REGARD TO JOINT ACCESS AND EASEMENT AGREEMENT

RE: Joint Access and Easement Agreement dated October 29, 2005 and recorded as Instrument 2005209114 in the real estate records of Travis County, Texas (the “Easement”).

AAW Oak Hill, Ltd., a Texas Limited Partnership hereby certifies to Wells Mid-Horizon Value-Added Fund I, LLC, a Georgia limited liability company, its successors and assigns, and Fidelity National Title Insurance Company as follows with regard to the Easement as it affects that certain tract of land defined and described in the Easement as the “Champion Tract” and further described on Exhibit “A” attached hereto and made a part hereof:

1.	The undersigned is the owner of the “AAW Tract” as defined and described in the Easement, and as further described on Exhibit “B” attached hereto and made a part hereof.

2.	That the Easement is in full force and effect and has not been modified or amended.

3.

That neither the current successor-in-title to Champion Parkway, Ltd. under the Easement, the Champion Tract, nor any other party to the Easement, is in default with respect to compliance with all the terms and provisions of the Easement.

4.	The Easement is in full force and effect.

5.

That undersigned has not filed any liens or any notice or claim of lien against the Champion Tract for nonpayment of any amounts which might be owed pursuant to the Easement, and no such amounts are owed.

6.

The undersigned is entitled to certain reciprocal access easement rights as set forth in Section 6.19 of the Easement. Section 6.19 makes reference to additional terms and conditions set forth in other documents. The undersigned does hereby represent and warrant that all such additional terms and conditions are set forth in the Fifth Agreement to Agreement of Sale between D. Kent Lance, Jr. and Champion Partners Group, Ltd., dated October 26, 2005, attached hereto as Exhibit “C” and made a part hereof.

Executed on this      day of September, 2008.

[SIGNATURE CONTAINED ON FOLLOWING PAGE]

AAW OAK HILL, LTD, a Texas limited partnership

By: 2800 Industrial, Inc., its general partner

By:
Name:
Title:

STATE OF TEXAS	)
COUNTY OF TRAVIS	)

This instrument was acknowledged before me on this the      day of             , 2008, by D. Kent Lance Jr., Vice President of 2800 Industrial Inc., general partner of AAW Oak Hill, Ltd., a Texas limited partnership, on behalf of said limited partnership.

Notary Public, State of Texas

EXHIBIT “A”

CHAMPION TRACT

Exhibit A

Legal Description of the Champion Tract

Tract 1:

Being all of that certain 17.676 acre tract of land out of the Thomas Anderson Survey No. 17, the same being all of Lot 1, Block “A”, OAK HILL TECHNOLOGY PARK SUBDIVISION SECTION IV, a subdivision in Travis County, Texas, according to the plat thereof, recorded under Document No. 200300035 of the Official Public Records of Travis County, Texas.

Tract 2:

Being all of that certain 4.678 acre tract of land out of the Thomas Anderson Survey No. 17, the same being all of Lot 1, Block “A”, OAK HILL TECHNOLOGY PARK SUBDIVISION SECTION III, a subdivision in Travis County, according to the plat thereof, recorded under Document No. 200300034 of the Official Public Records of Travis County, Texas.

EXHIBIT “B”

AAW TRACT

Exhibit B

Legal Description of the AAW Tract

Being all of that certain 3.643 acre tract of land out of the Thomas Anderson Survey No. 17, the same being all of Lots 1 and 2, Block “A”, OAK HILL TECHNOLOGY PARK SUBDIVISION, a subdivision in Travis County, Texas, according to the plat thereof, recorded under Document No. 200000208 of the Official Public Records of Travis County, Texas.

EXHIBIT “C”

FIFTH AMENDMENT TO AGREEMENT OF SALE

FIFTH AMENDMENT TO AGREEMENT OF SALE

This Fifth Amendment to Agreement of Sale (this “Fifth Amendment”) is made and entered into to be effective as of the 26th day of October, 2005 by and between D. KENT LANCE, JR. (“Seller”) and CHAMPION PARTNERS GROUP, LTD. (“Purchaser”).

RECITALS:

A.        Effective August 10, 2005, Seller and Purchaser entered into that certain Agreement of Sale (the “Agreement”), concerning the purchase and sale of real property consisting of approximately 4.678 acres and all improvements thereon in the County of Travis, State of Texas (the “Property”).

B.        On September 15, 2005, Purchaser terminated the Agreement pursuant to the provisions of Section 8 thereof.

C.        Effective September 16, 2005, Seller and Purchaser entered into that certain Reinstatement of and First Amendment to Agreement of Sale (the “First Amendment”), whereby Seller and Purchaser reinstated the Agreement and amended the Agreement as set forth therein.

D.        On September 19, 2005, Purchaser again terminated the Agreement pursuant to the provisions of Section 8 thereof.

E.        Effective September 20, 2005, Seller and Purchaser entered into that certain Reinstatement of and Second Amendment to Agreement of Sale (the “Second Amendment”), whereby Seller and Purchaser again reinstated the Agreement and amended the Agreement as set forth therein.

F.        On September 30, 2005, Purchaser again terminated the Agreement pursuant to the provisions of Section 8 thereof.

G.        Effective October 3, 2005, Seller and Purchaser entered into that certain Reinstatement of and Third Amendment to Agreement of Sale (the “Third Amendment”), whereby Seller and Purchaser again reinstated the Agreement and amended the Agreement as set forth therein.

H.        On October 24, 2005, Purchaser again terminated the Agreement pursuant to the provisions of Section 8 thereof.

I.          Effective October 25, 2005, Seller and Purchaser entered into that certain Reinstatement of and Fourth Amendment to Agreement of Sale (the “Fourth Amendment”), whereby Seller and Purchaser again reinstated the Agreement and amended the Agreement as set forth therein.

J.          Seller and Purchaser now desire to further amend the Agreement as set forth herein,

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AMENDMENT:

Now, therefore, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged by both parties, and notwithstanding anything to the contrary set forth in the Agreement, Seller and Purchaser hereby agree as follows:

1.        Capitalized terms not otherwise defined in this Fifth Amendment shall have the meanings ascribed to them in the Agreement. From and after the effective date hereof, the term “Agreement” shall be deemed to refer to the Agreement as reinstated and amended by the First Amendment, as reinstated and further amended by the Second Amendment, as reinstated and further amended by the Third Amendment, as reinstated and further amended by the Fourth Amendment, and as further amended by this Fifth Amendment.

2.        Section 10 of the Agreement is hereby amended to read in its entirety as follows:

10. Contingency. The parties hereby acknowledge that AAW Oak Hill, Ltd., a Texas limited partnership (“AAW”) is the owner of Lots 1 and 2, Block “A” of the Oak Hill Technology Park Subdivision, according to the plat thereof filed as Document No. 200000208 of the Official Public Records, Travis County, Texas (the “AAW Tract”). A curb cut onto U.S. 290 currently exists on Lot 1 of the AAW Tract (the “Driveway”), which Driveway leads, or will lead, to a drive, running generally south to north on the AAW Tract along its eastern boundary to the northern end of Lot 2 of the AAW Tract (the “Drive”). The Drive will provide joint access to the Land and the AAW Tract.

The parties will exercise good faith efforts to negotiate with AAW and finalize the following agreement during the Inspection Period: a Joint Access Agreement (herein so called) that sets forth (i) the obligation of Purchaser to design and construct at Purchaser’s cost and expense, the Drive, (ii) maintenance obligations for the Drive to be shared by Purchaser and AAW on a pro-rata basis, (iii) AAW’s right to tap into utilities constructed by Purchaser, if any, on the Land and (iv) other terms, conditions and provisions as the parties and AAW mutually desire. The Joint Access Agreement shall be recorded at Closing. The obligations of Purchaser hereunder to consummate the transactions contemplated hereby are subject to the Joint Access Agreement being executed and recorded at Closing.

In Addition, as soon as practicable following the Closing and Purchaser’s construction of improvements upon the Land pursuant to its development plans, the parties agree that the Joint Access Agreement shall be amended to provide for a grant by Purchaser to AAW of a non-exclusive access easement (the “AAW Easement”) providing vehicular and pedestrian access from the AAW Tract over and across a portion of the Land (the “AAW Easement Tract”) to Southwest Parkway, subject to the following terms and conditions:

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(a)

Promptly upon the completion of Purchaser’s construction of improvements upon the Land, (i) AAW, at its sole cost and expense, shall cause Bury & Partners to prepare a survey of the paved areas upon the Land designated by Purchaser which constitute the AAW Easement Tract, with an accompanying legal description of the AAW Easement Tract; and (ii) such legal description shall be attached as an exhibit to the amendment to the Joint Access Agreement (the “Amendment”) in order to identify the location of the AAW Easement Tract.

(b)

The Amendment shall provide that (i) the owner of the Land shall have the right, at any time and from time to time, to relocate the area of the AAW Easement Tract and/or any roads, driveways, sidewalks, parking areas, and similar facilities now or hereafter located on the Land, any or all of which are used, established, designated or permitted for the AAW Easement, provided that no such relocation may materially adversely interfere with the enjoyment of the AAW Easement; (ii) the use of the AAW Easement by AAW and its permittees shall be exercised in common with all persons permitted by the owner of the Land to use the Land, whether subject to agreements now or hereafter existing; and (iii) the owner of the Land shall have the right, from time to time, to established rules and regulations governing the use of the Land and any roads, driveways, sidewalks, parking areas, and similar facilities now or hereafter located thereon, provided that the owner of the Land shall use commercially reasonable efforts to implement and enforce such rules and regulations without discrimination.

(c)

The Amendment shall further provide that (i) the owner of the Land shall have the right, at any time and from time to time, to construct upon the AAW Easement Tract a gate or gates restricting access thereto to persons having automated access cards, provided the owner of the Land delivers to the owner of the AAW Tract fifty (50) automated access cards permitting access by AAW and its permittees; and (ii) the owner of the Land shall have the right at any time to entirely deny access to the AAW Easement Tract by the owner of the AAW Tract and its permittees, provided that, if the owner of the Land so elects, thereupon the Joint Access Agreement and all rights thereunder (including without limitation the rights of the owner of the Land and its permittees to use the Drive) shall terminate, and the parties shall execute, deliver to one another and record in the public records of Travis County, Texas an agreement in recordable form, reasonable in form and substance, sufficient to reflect such termination.

(d)	The Amendment shall prohibit the owner of the AAW Tract from altering or replacing the improvements on the AAW Tract and from

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redeveloping the AAW Tract if any such alteration, replacement or redevelopment would have the effect of materially increasing the burden on the AAW Easement Tract and/or causing the AAW Easement Tract to be in violation of any applicable restrictive covenants, laws or regulations (including without limitation any applicable traffic restrictions).

(e)	The Amendment shall provide that the owner of the Land is responsible for maintaining the AAW Easement Tract at its sole expense.

(f)

Purchaser covenants and agrees that, in the event Purchaser elects to market the Land for sale prior to developing the Land, Purchaser shall provide a true, correct and complete copy of this Section 10 to any prospective transferee.

(g)

In accordance with Section 6.13 of the Joint Access Agreement, Purchaser shall use commercially reasonable efforts (i) to obtain, on or before the date of the Amendment, a written agreement from the holder of the deed of trust affecting the Land, in which such holder expressly agrees to subordinate such deed of trust to the Joint Access Agreement, so as to ensure that the Joint Access Agreement is not extinguished through foreclosure; and (ii) to cause such written agreement to be recorded in the public records of Travis County, Texas concurrently with the recordation of the Amendment.

(h)	The Amendment shall contain such other terms, conditions and provisions as the parties and AAW mutually desire.

(i)	The provisions of this Section 10 shall survive the Closing.

3.        Except as amended hereby, the Agreement as originally written remains in full force and effect.

4.        This Fifth Amendment may be executed in multiple counterparts, which, when combined together, shall constitute an original of this Fifth Amendment. In addition, facsimile signatures of the parties shall be effective on all counterparts of this Fifth Amendment.

5.        This Fifth Amendment, together with the Agreement, the Other Agreement and the Transfer Agreement, embodies the entire agreement of the parties hereto, and incorporates all previous correspondence or communication, whether written or oral. The Agreement, as amended hereby, can only be further modified or varied by written instrument subscribed to by all parties hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGES FOLLOW.]

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IN WITNESS WHEREOF, the parties have executed this Fifth Amendment to be effective as of the date first above written.

SELLER:

D. KENT LANCE, JR.

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PURCHASER:

CHAMPION PARTNERS GROUP, LTD.

By:	Champion Partners Group GP, LLC, its general partner

By:
	Name:	Steve Modory
	Title:	Vice President

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